UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2007

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 13, 2007, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, approved a 4% merit-based salary increase for Mr. Michael Grubb, Senior Vice President and Chief Technical Officer to be effective February 15, 2007. With the increase, Mr. Grubb’s annual base salary is $213,200. Mr. Grubb’s annual bonus under the 2007 Executive Team Incentive Plan remains unchanged at 24% of his salary for performance at 100% of Plan target.

On February 13, 2007, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, approved a 2007 Executive Team Incentive Plan for the Company’s executive officers. Under the Plan, depending upon Company and individual performance in 2007, eligible executive team members may receive cash incentive payments. Seventy percent of the target bonus will be paid out based on Company performance criteria and thirty percent based on individual performance.

On March 1, 2007, the Compensation Committee also approved an option grant to Mr. Grubb under the Company’s 1998 Stock Plan of 55,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

On February 26, 2007, the Company’s Compensation Committee, under authority delegated to it for these purposes by the Company’s Board of Directors and in consultation with the Board of Directors, approved a 5% merit-based salary increase for Mr. David Hills, Chief Executive Officer and President to be effective February 15, 2007. With the increase, Mr. Hills’ annual base salary is $367,500. Mr. Hills’s annual bonus under the Executive Team Incentive Plan remains unchanged at 50% of his salary for performance at 100% of Plan target.

On March 1, 2007, the Compensation Committee also approved an option grant to Mr. Hills under the Company’s 1998 Stock Plan of 120,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

On February 26, 2007, the Company’s Compensation Committee, under authority delegated to it for these purposes by the Company’s Board of Directors and in consultation with the Board of Directors, approved for Mr. John Simonelli, Senior Vice President and Chief Financial Officer, i) a merit-based salary increase of 6% and ii) a promotion-based increase of an additional 4% salary increase and a change in Mr. Simonelli’s annual bonus from 50% to 53% of his salary for performance at 100% of Plan target, with the salary increases effective February 15, 2007. With these salary increases, Mr. Simonelli’s annual base salary is $297,000. In February 2007 Mr. Simonelli assumed the additional role of Chief Operating Officer.

On March 1, 2007, the Compensation Committee also approved an option grant to Mr. Simonelli under the Company’s 1998 Stock Plan of 90,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

On February 26, 2007, the Company’s Compensation Committee, under authority delegated to it for these purposes by the Company’s Board of Directors and in consultation with the Board of Directors, approved for Ms. Stacey Giamalis, Senior Vice President and General Counsel, i) a merit-based salary increase of 5% and ii) a promotion-based increase of an additional 3% salary increase and a change in Ms. Giamalis’ annual bonus from 35% to 40% of her salary for performance at 100% of Plan target, with the salary increases to be effective February 15, 2007. With these salary increases, Ms. Giamalis’ annual base salary is $216,000. In October 2006 Ms. Giamalis assumed the additional role of Senior Vice President, Human Resources.

On March 1, 2007, the Compensation Committee also approved an option grant to Ms. Giamalis under the Company’s 1998 Stock Plan of 45,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

The vesting of all of the above option grants are subject to the change of control provisions of the executive’s previously-disclosed employment arrangements.

Other than as set forth above or previously publicly disclosed, the Company has not modified its 2007 employment or severance arrangements with any of the above executives. In addition, these executives continue to serve on an at-will basis.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

The exhibits listed below are being filed with this Form 8-K.

Exhibit No.	Description
99.1	Form of Compensation Notification Letter to Executives

99.2	2007 Executive Team Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ John Simonelli
John Simonelli
Chief Financial Officer

Date: March 2, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Compensation Notification Letter to Executives

99.2	2007 Executive Team Incentive Plan